Exhibit 8(g)v

AMENDMENT NO. 2 TO THE PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 2 TO THE PARTICIPATION AGREEMENT (the “Amendment”) is made and entered into as of the 1 day of October, 2016, by and between GOLDMAN SACHS VARIABLE INSURANCE TRUST (the “Trust”), GOLDMAN, SACHS & CO. (the “Distributor”) and MEMBERS LIFE INSURANCE COMPANY (the “Company”). Capitalized terms no otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

WITNESSETH:

WHEREAS, the Trust, Distributor and Company have entered into a Participation Agreement dated January 8, 2016 (the “Agreement”), in which the Company offers to the public certain variable annuity contracts and variable life insurance contracts; and

WHEREAS, the Trust, Distributor and Company desire to amend Schedule 1B of the Agreement; and

WHEREAS, Article XI of the Agreement provides that the Agreement may be amended by written agreement signed by all of the parties.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.	Amendment to Schedules. Schedule 1B is hereby deleted in its entirety and replaced with the attached Schedule 1B.

2.	Unless otherwise noted or amended herein, all terms used in this Amendment shall have the same meaning as in the Agreement.

2.	Except as hereby amended, the Agreement remains in full force and effect in accordance with its terms.

***SIGNATURE PAGE FOLLOWS***

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth above.

GOLDMAN SACHS VARIABLE INSURANCE TRUST

Date:	By: /s/James McNamara
Name: James McNamara
Title:

GOLDMAN, SACHS & CO.

Date:	By: /s/James McNamara
Name: James McNamara
Title:

MEMBERS LIFE INSURANCE COMPANY

Date:	By: /s/M. Jeffrey Bosco
Name: M. Jeffrey Bosco
Title: President

Schedule 1B

Effective as of September __, 2016, the following Funds/Share Classes are hereby added to this Schedule 1B and made subject to the Agreement:

Name of Contract	Available Funds/Share Classes	1933 Act Registration Number	Type of Product Supported by Account
		2-	Variable Annuity
		33-	Variable Annuity
MEMBERS Horizon Variable Separate Account	All Goldman Sachs Variable Insurance Trust Funds (Institutional and Service Classes)	333-207276	Variable Annuity
		333-	Variable Life Insurance

IN WITNESS WHEREOF, the Trust, the Distributor and the Company hereby amend this Schedule 1B in accordance with Article XI of the Agreement.

/s/James McNamara	/s/M. Jeffrey Bosco

Goldman Sachs Variable Insurance Trust	MEMBERS Life Insurance Company
Name:	Name: M. Jeffrey Bosco
Title:	Title: President

/s/James McNamara

Goldman, Sachs & Co.
Name:
Title:

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